CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No.77 and Amendment No.79 to the Registration Statement on Form N-1A of the Brown Advisory Funds Trust, and to the use of our reports dated August 29, 2025 and with respect to Brown Advisory Emerging Markets Select Fund September 17, 2025, on the financial statements and financial highlights of Brown Advisory Growth Equity Fund, Brown Advisory Flexible Equity Fund, Brown Advisory Sustainable Growth Fund, Brown Advisory Mid-Cap Growth Fund, Brown Advisory Small-Cap Growth Fund, Brown Advisory Small-Cap Fundamental Value Fund, Brown Advisory Sustainable Small-Cap Core Fund, Brown Advisory Sustainable Value Fund, Brown Advisory Global Leaders Fund, Brown Advisory Sustainable International Leaders Fund, Brown Advisory Intermediate Income Fund, Brown Advisory Sustainable Bond Fund, Brown Advisory Maryland Bond Fund, Brown Advisory Tax-Exempt Bond Fund, Brown Advisory Tax-Exempt Sustainable Bond Fund, Brown Advisory Mortgage Securities Fund, Brown Advisory – WMC Strategic European Equity Fund, Brown Advisory Emerging Markets Select Fund, Brown Advisory – Beutel Goodman Large-Cap Value Fund and Brown Advisory – WMC Japan Equity Fund, each a series of shares of the Brown Advisory Funds Trust, appearing in Form N-CSR for the year ended June 30, 2025, which are also incorporated by reference into the Registration Statement.

/s/TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 29, 2025